                                                                    EXHIBIT 23.1








                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation of our report included in this Form 8-K and our report dated April 12, 1996, on our audit of the combined financial statements of Key Whitman/Milauskas, included in the Company's Form 8-K/A dated June 30, 1996, into the Company's previously filed Form S-8 Registration Statement File No. 33-93712, Form S-8 Registration Statement File No. 33-93946, Form S-8 Registration Statement File No. 333-03460, Form S-8 Registration Statement File No. 333-03478, Form S-4 Registration Statement File No. 333-00230, Form S-4 Registration Statement File No. 333-4406, and Form S-4 Registration Statement File No. 333-09905.


                                                 /s/ ARTHUR ANDERSEN LLP
                                                 ARTHUR ANDERSEN LLP




Houston, Texas
   August 13, 1996